Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Pricing of Secondary Offering of 5 Million Common Shares

Stamford, CT. March 7, 2012 — Aircastle Limited (NYSE: AYR) (the “Company”) announced today the pricing of the previously announced underwritten public offering of 5,000,000 common shares on behalf of funds managed by affiliates of Fortress Investment Group LLC. The common shares are being offered pursuant to the Company’s effective shelf registration statement which was previously filed with the Securities and Exchange Commission. Aircastle will not sell any shares in the offering and will not receive any proceeds from the offering. Morgan Stanley is acting as underwriter for the offering. The Company expects to close the sale of the common shares on March 12, 2012, subject to customary closing conditions.

The common shares purchased by the underwriters are expected to be offered for resale from time to time in negotiated transactions or otherwise, at market prices on the New York Stock Exchange prevailing at the time of sale, at prices related to such prevailing market prices or otherwise. On March 6, 2012, the closing price of the Company’s common shares on the New York Stock Exchange was $13.59 per share.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The offering is being made by means of a prospectus and related prospectus supplement. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus and prospectus supplement relating to the offering may be obtained by contacting: at 866-718-1649 (toll free) or from the offices of Morgan Stanley at 180 Varick Street, Second Floor, New York, New York 10014, Attention: Prospectus Department or by email at prospectus@morganstanley.com.

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to customers throughout the world. As of December 31, 2011, Aircastle’s aircraft portfolio consisted of 144 aircraft and had 65 lessees located in 36 countries.

For more information on Aircastle, please visit www.aircastle.com.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, and the significant contraction in the availability of bank financing which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, uncertainties in the Eurozone arising from the sovereign debt crisis and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission (“SEC”), including “Risk Factors” as previously disclosed in Aircastle’s 2011 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

2